UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2012

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On December 14, 2012, the board of directors of First Busey Corporation (the “Company”) declared a quarterly cash dividend of $0.04 per share on the Company’s common stock and an additional cash dividend of $0.04 per share.  The combined dividend of $0.08 per share will be paid on December 31, 2012 to shareholders of record as of December 24, 2012.  The quarterly dividend is intended by the Board to be an acceleration of the regular quarterly dividend the Company otherwise would have declared in January 2013.

As announced in 2008, the Board authorized the repurchase of 1,000,000 shares of common stock.  The Company’s repurchase plan has no expiration date and is active until all the shares are repurchased or action is taken by the board of directors to discontinue the plan.  The plan has not been discontinued to date, and as of December 14, 2012, 895,655 shares remained authorized for repurchase.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2012	First Busey Corporation

By:           /s/ David B. White
Name:           David B. White
Title:           Chief Financial Officer